UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 9, 2010

AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Due to the rapid growth in a new category of wireless subscribers, AT&T will separately report Connected Device subscribers starting with its 2010 first quarter results. Connected Device subscribers use data-centric devices or applications to access AT&T data services – sold under the AT&T brand or under a different brand via a wholesale relationship. Examples of connected devices include eReaders, global positioning systems, alarm monitoring and a host of other emerging products.

This change will not impact AT&T’s previously reported total number of wireless subscribers.  However, the impact to each previously reported subset of the company’s wireless subscribers will vary as Connected Device subscribers had been divided between subscriber subsets depending on whether the device was sold under the AT&T brand or another brand. In particular, the Reseller category will experience the largest number of subscribers that are transferred to Connected Device.

This change will be effective with the reporting of operating results for the first quarter of 2010. As a convenience to investors who may want to consider the effects of this change in advance of first quarter earnings, AT&T is providing as Exhibit 99.1 hereto a restatement of its historical wireless subscriber subsets for the quarters and years 2008 and 2009 to reflect the new category of wireless subscribers.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are furnished as part of this report:

(d)           Exhibits

99.1	AT&T Inc. Wireless Operating Metrics

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: April 9, 2010	By: /s/ John J. Stephens John J. Stephens Senior Vice President and Controller